Exhibit 5.1

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November 8, 2017

Apollo Medical Holdings, Inc.

700 North Brand Blvd.

Suite 1400

Glendale CA 91203

Re:	Apollo Medical Holdings, Inc. Registration Statement on Form S-4 (File No. 333-219898)

Ladies and Gentlemen:

We have acted as special counsel to Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”),  in connection with its registration statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) relating to the proposed public offering of up to 40,390,879 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Shares”) and warrants to purchase 1,750,000 shares of Common Stock (the “Warrants”, and together with the Shares, the “Securities”) in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of December 21, 2016 by and among the Company, Apollo Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company (“Merger Subsidiary”), Network Medical Management, Inc., a California corporation (“NMM”), and Kenneth Sim, M.D., in his capacity as the representative of the shareholders of NMM, as amended (the “Merger Agreement”). The Securities consist of (A) (i) up to 38,640,879 Shares (the “Merger Shares”) and (ii) 1,750,000 Shares issuable upon exercise of the Warrants (the “Warrant Shares”) and (B) Warrants to purchase 1,750,000 shares of Common Stock, in each case as contemplated by and in accordance with the terms and conditions of the Merger Agreement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

Apollo Medical Holdings, Inc.

November 8, 2017

We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies, and the accuracy of the English translations. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied on representations and statements of fact made in the documents so reviewed and upon statements and representations of officers and other representatives of the Company.

We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any Securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) all relevant corporate actions heretofore taken by the Company remain in full force and effect, (iii) the Merger Agreement governing the Merger has been duly adopted and the Merger has been duly approved by all necessary corporate action of the Company, Merger Subsidiary and NMM, (iv) there has not occurred any change in law materially adversely affecting the power of the Company to issue and deliver the Securities or the validity of such Securities, and (v) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that

(a)         the Shares and the Warrants have each been duly authorized;

(b)         the Shares following (i) effectiveness of the Registration Statement, (ii) effectiveness of the Merger pursuant to the Merger Agreement, and (iii) issuance of the Shares pursuant to, as contemplated by, and subject to the terms and conditions of, the Merger Agreement, will be validly issued, fully paid, and nonassessable;

(c)         each Warrant, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Merger Agreement, and the Warrant, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

Apollo Medical Holdings, Inc.

November 8, 2017

(d)         the Warrant Shares following (i) effectiveness of the Registration Statement, (ii) effectiveness of the Merger pursuant to the Merger Agreement, (iii) due exercise of the applicable Warrants in accordance with the terms of the Warrants, and (iv) issuance of the Warrant Shares pursuant to, as contemplated by, and subject to the terms and conditions of, the Merger Agreement and Warrants, will be validly issued, fully paid, and nonassessable.

The opinions expressed above are subject to the following assumptions, qualifications, and limitations:

(1)         This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and similar laws affecting the enforcement of creditors’ rights generally.

(2)         This opinion is subject to the effect of general principals of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

(3)         We express no opinion as to the enforceability of any provisions contained in the Warrants that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion or provide that determination by a party is conclusive, (iv) require waivers or amendments to be made only in writing, or (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws.

(4)         We do not express any opinion as to the enforceability of provisions of the Warrants purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefore, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees.

(5)         We do not express any opinion as to the enforceability of provisions relating to evidentiary standards or other standards by which the Warrants are to be construed.

(6)         We do not express any opinion as to the enforceability of severability provisions.

(7)         With respect to the opinion expressed in paragraph (c) above, we are assuming that the Warrants have been executed in the form reviewed by us and have not been terminated or amended.

Apollo Medical Holdings, Inc.

November 8, 2017

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very respectfully yours,

/s/ McDermott Will & Emery LLP